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                                                                    Exhibit 23.3


                       CONSENT OF CEDAR HILL ADVISORS, LLC

         We hereby consent to the inclusion of our opinion letter to the Board of Directors of The Bancorp Bank (the "Company") as Annex B to the Prospectus/Proxy Statement relating to the proposed reorganization and merger of the Company with and into TBI Acquisition Bank, a wholly-owned subsidiary of The Bancorp, Inc., thereby becoming a wholly-owned subsidiary of The Bancorp, Inc., as contained in the Registration Statement on Form S-4 of The Bancorp Inc., and to the references to our firm and such opinion in such Prospectus/Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



                                    /s/ Cedar Hill Advisors, LLC

July 14, 2004